UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

LIGHTLAKE THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-139915	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

86 Gloucester Place, Ground Floor Suite, London, England W1U 6HP

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 44 (0) 203 617 8739

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Lightlake Therapeutics Inc. (the “Company”) was formed as Madrona Ventures, Inc. on June 21, 2005 with the filing of its Articles of Incorporation (the “Articles”) with the Office of the Secretary of State of the State of Nevada. This Current Report on Form 8-K is being filed to disclose all of the Company’s amendments to its Articles.

Effective on August 10, 2009, the Company amended its Articles to increase the number of shares of common stock, par value $0.001 per share, that the Company is authorized to issue from 75,000,000 to 200,000,000.

Effective on September 16, 2009, the Company amended its Articles to change its name to Lightlake Therapeutics Inc.

The foregoing description of the amended Articles is qualified in its entirety by reference to the full text of the amended Articles, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Articles of Incorporation, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightlake Therapeutics Inc.

Dated: September 4, 2014	By:	/s/ Dr. Roger Crystal
Name: Dr. Roger Crystal
Title: President and Chief Executive Officer